SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 8, 2007

Date of report (Date of earliest event reported)

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BIOLIFE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18170	94-3076866
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

171 Front Street, Owego, New York 13827
(Address of principal executive offices, including zip code)

(607) 687-4487
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.

Termination of a Material Definitive Agreement of Certain Officers.

On January 8, 2007, the Company sent a written notice to Cell Preservation Services, Inc. (“CPSI”) that the Company has elected not to renew the Research Agreement, dated the 15th day of March, 2004, between the Company and CPSI, which Research Agreement is set to expire on March 15, 2007, but is automatically renewed for one-year periods unless notice of non-renewal is given by either party at least sixty (60) days prior to the expiration of the then current term. CPSI is owned by Dr. John M. Baust, who was also employed by the Company and is the son of John G. Baust, the former CEO and President of the Company and until recently the Chairman, Sr. Vice President and Chief Scientific Officer of the Company.  Pursuant to the Research Agreement, the Company outsourced to CPSI all of the Company’s research funded through SBIR grants.

The Company elected not to renew the Research Agreement in connection with the termination of employment of John G. Baust and John M. Baust.

ITEM 5.02

Departure of Director or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 8, 2007, the Company terminated the employment of John G. Baust, the Chairman, Sr. Vice President and Chief Scientific Officer of the Company.

Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2007		BIOLIFE SOLUTIONS, INC.

	By:	/s/ Michael Rice
Michael Rice
President and Chief Executive Officer

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